Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES 6TH CONSECUTIVE YEAR OF RECORD EARNINGS FOR 2015, UP 5.3%; LOAN GROWTH OF 30%; ASSET GROWTH TO $3.9 BB; REGULAR DIVIDEND DECLARED

Medford, MA, January 19, 2016—-Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $23,021,000 for the year ended December 31, 2015, or $4.13 per Class A share diluted, an increase of 5.3% compared to net income of $21,860,000, or $3.93 per Class A share diluted, for 2014. Total assets increased 8.9% from $3.6 billion at December 31, 2014 to $3.9 billion at December 31, 2015. For the quarter ended December 31, 2015, net income totaled $5,971,000 or $1.07 per Class A share diluted, an increase of 6.2% compared to net income of $5,623,000, or $1.01 per Class A share diluted, for the same period a year ago.

Net interest income totaled $70.0 million for the year ended December 31, 2015 compared to $66.2 million for the same period in 2014. The 5.6% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.22% on a fully taxable equivalent basis in 2014 to 2.18% on the same basis for 2015. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 8.3% combined with a similar increase in average deposits. Also, interest expense increased 5.2% as a result of an increase in deposit balances.

The provision for loan losses decreased by $1,850,000 from $2,050,000 for the year ended December 31, 2014 to $200,000 for 2015, primarily as a result of changes in portfolio composition, related methodology enhancements to address these changes, as well as net recoveries being realized during the year. The Company’s effective tax rate decreased from 3.8% in 2014 to 2.3% in 2015 primarily as a result of an increase in tax-exempt income.

-more-

At December 31, 2015, total equity was $214.5 million compared to $192.5 million at December 31, 2014. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity.

The Company’s leverage ratio stood at 6.79% at December 31, 2015, compared to 6.91% at December 31, 2014. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of December 31, 2015 was $38.53 per share compared to $34.57 at December 31, 2014.

The Company’s allowance for loan losses was $23.1 million or 1.33% of loans outstanding at December 31, 2015, compared to $22.3 million or 1.68% of loans outstanding at December 31, 2014. The change in the ratio of the allowance for loan losses to loans outstanding was primarily due to changes in portfolio composition and related methodology enhancements to address these changes. Non-performing assets totaled $2.3 million at December 31, 2015, compared to $4.1 million at December 31, 2014.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 16, 2016 to stockholders of record on February 1, 2016.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2015	December 31, 2014
Assets
Cash and Due From Banks	$52,877	$43,367
Federal Funds Sold and Interest-bearing Deposits In Other Banks	167,847	261,991

Short-term Investments	3,233	2,131

Securities Available-For-Sale (AFS)	404,623	448,390

Securities Held-to-Maturity	1,438,903	1,406,792

Federal Home Loan Bank of Boston stock, at cost	28,807	24,916

Loans:
Commercial & Industrial	452,235	149,732
Municipal	85,685	41,850
Construction & Land Development	27,421	22,744
Commercial Real Estate	721,506	696,272
Residential Real Estate	255,346	257,305
Consumer and Other	11,323	12,188
Home Equity	178,020	151,275

Total Loans	1,731,536	1,331,366
Less: Allowance for Loan Losses	23,075	22,318

Net Loans	1,708,461	1,309,048

Bank Premises and Equipment, net	24,106	24,182
Accrued Interest Receivable	8,002	6,241
Goodwill	2,714	2,714
Other Assets	107,868	94,264

Total Assets	$3,947,441	$3,624,036

Liabilities
Demand Deposits	$541,955	$484,928

Interest Bearing Deposits:
Savings and NOW Deposits	1,070,585	978,619
Money Market Accounts	989,094	890,899
Time Deposits	473,426	383,145

Total Interest Bearing Deposits	2,533,105	2,252,663

Total Deposits	3,075,060	2,737,591

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	197,850	212,360
Other Borrowed Funds	368,000	395,500

Total Borrowed Funds	565,850	607,860

Other Liabilities	55,904	50,002
Subordinated Debentures	36,083	36,083

Total Liabilities	3,732,897	3,431,536

Total Stockholders’ Equity	214,544	192,500

Total Liabilities & Stockholders’ Equity	$3,947,441	$3,624,036

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Year ended December 31, 2015 and 2014

(in thousands)

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Interest Income:
Loans	$13,531	$12,340	$52,128	$50,108
Securities Held-to-Maturity	8,015	7,841	34,388	31,745
Securities Available-for-Sale	842	800	3,141	3,166
Federal Funds Sold and Interest-bearing Deposits In Other Banks	108	81	436	352

Total Interest Income	22,496	21,062	90,093	85,371

Interest Expense:
Savings and NOW Deposits	768	628	2,817	2,539
Money Market Accounts	762	682	3,038	2,715
Time Deposits	1,293	1,106	4,887	4,421
Securities Sold Under Agreements to Repurchase	116	107	487	391
Other Borrowed Funds and Subordinated Debentures	2,335	2,317	8,905	9,070

Total Interest Expense	5,274	4,840	20,134	19,136

Net Interest Income	17,222	16,222	69,959	66,235

Provision For Loan Losses	—	400	200	2,050

Net Interest Income After
Provision for Loan Losses	17,222	15,822	69,759	64,185

Other Operating Income
Service Charges on Deposit Accounts	1,944	1,995	7,732	8,063
Lockbox Fees	753	754	3,211	3,099
Net Gain on Sales of Investments	424	450	594	450
Net Gain on Sales of Loans	292	536	1,034	757
Other Income	1,035	693	3,422	2,902

Total Other Operating Income	4,448	4,428	15,993	15,271

Operating Expenses
Salaries and Employee Benefits	9,895	8,764	38,596	35,096
Occupancy	1,495	1,398	6,116	5,503
Equipment	677	620	2,626	2,329
FDIC Assessment	550	494	2,152	1,970
Other	3,177	3,230	12,708	11,832

Total Operating Expenses	15,794	14,506	62,198	56,730

Income Before Income Taxes	5,876	5,744	23,554	22,726

Income Tax (Benefit) Expense	(95)	121	533	866

Net Income	$5,971	$5,623	$23,021	$21,860

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	December 31, 2015	December 31, 2014
Assets
Cash and Due From Banks	$67,700	$65,599
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	157,765	129,472

Securities Available-For-Sale (AFS)	454,638	500,928
Securities Held-to-Maturity (HTM)	1,603,530	1,499,995

Total Loans	1,507,546	1,307,888
Less: Allowance for Loan Losses	22,559	21,876

Net Loans	1,484,987	1,286,012

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(14,430)	(20,172)
Bank Premises and Equipment	24,261	23,516
Accrued Interest Receivable	7,537	7,095
Goodwill	2,714	2,714
Other Assets	103,918	88,040

Total Assets	$3,892,620	$3,583,199

Liabilities
Demand Deposits	$518,161	$481,035

Interest Bearing Deposits:
Savings and NOW Deposits	1,139,449	1,096,303
Money Market Accounts	951,197	920,485
Time Deposits	408,712	372,699

Total Interest Bearing Deposits	2,499,358	2,389,487

Total Deposits	3,017,519	2,870,522

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	245,276	216,937
Other Borrowed Funds	338,025	235,627

Total Borrowed Funds	583,301	452,564

Other Liabilities	51,246	35,033
Subordinated Debentures	36,083	36,083

Total Liabilities	3,688,149	3,394,202

Total Stockholders’ Equity	204,471	188,997

Total Liabilities & Stockholders’ Equity	$3,892,620	$3,583,199

Total Average Earning Assets - QTD	$3,771,711	$3,416,046

Total Average Earning Assets - YTD	$3,723,479	$3,438,283

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	December 31, 2015	December 31, 2014

Performance Measures:

Earnings per average Class A share, diluted, quarter	$1.07	$1.01
Earnings per average Class A share, diluted, year	$4.13	$3.93
Return on average assets, year	0.59%	0.61%
Return on average stockholders’ equity, year	11.26%	11.57%
Net interest margin (taxable equivalent), quarter	2.12%	2.18%
Net interest margin (taxable equivalent), year	2.18%	2.22%
Efficiency ratio, year - Non-GAAP (1)	64.1%	62.0%
Book value per share	$38.53	$34.57
Tangible book value per share - Non-GAAP (1)	$38.04	$34.09
Tangible capital / tangible assets - Non-GAAP (1)	5.37%	5.24%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,567,855
Average Class A shares outstanding, diluted, year	5,567,909	5,562,209

Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:

Allowance for loan losses / loans	1.33%	1.68%
Nonaccrual loans	$2,336	$4,146
Nonperforming assets	$2,336	$4,146
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$2,893	$3,296
Net (recoveries)charge-offs, year	$(557)	$673

Leverage ratio	6.79%*	6.91%
Common equity tier 1 risk weighted capital ratio	10.04%*	n/a
Tier 1 risk weighted capital ratio	11.55%*	13.87%
Total risk weighted capital ratio	12.54%*	15.12%
Total risk weighted assets	$2,325,258 *	$1,779,573

*	computed utilizing recently implemented Basel III regulatory capital framework.
(1)	Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:

Total operating expenses(numerator)	$62,198	$56,730

Net interest income	$69,959	$66,235
Total other operating income	15,993	15,271
Tax equivalent adjustment	11,140	10,033

Total income(denominator)	$97,092	$91,539

Efficiency ratio, year - Non-GAAP	64.1%	62.0%

Calculation of tangible book value per share:

Total stockholders’ equity	$214,544	$192,500
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$211,830	$189,786

Total shares outstanding at period end(denominator)	5,567,909	5,567,909

Tangible book value per share - Non-GAAP	$38.04	$34.09

Book value per share - GAAP	$38.53	$34.57

Calculation of tangible capital / tangible assets:

Total stockholders’ equity	$214,544	$192,500
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$211,830	$189,786

Total assets	$3,947,441	$3,624,036
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$3,944,727	$3,621,322

Tangible capital / tangible assets - Non-GAAP	5.37%	5.24%

Capital / assets - GAAP	5.44%	5.31%